Exhibit (n)(1)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                                                                                777 Brickell Avenue, Suite 500
Suite 400 East                                                                                                               Miami, Florida 33131-2803
Washington, D.C. 20007-5208                                                                                            (305) 371-2600
(202) 965-8100                                                                                                               Fax:  (305) 372-9928
Fax:  (202) 965-8104
175 Powder Forest Drive
Suite 301
Simsbury, CT  06089-9658
(860) 392-5000
Fax:  (860) 392-5058

April 23, 2010

First Great-West Life & Annuity Insurance Company
50 Main Street
White Plains, New York 10606

Re:      COLI VUL-2 Series Account of First Great-West Life & Annuity Insurance Company
Post-Effective Amendment No. 4 to the Registration Statement on Form N-6
File Nos. 333-144503 and 811-22091

Ladies and Gentlemen:

We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement.  We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                                                     Very truly yours,

                                                                                     /s/Jorden Burt LLP

                                                                               Jorden Burt LLP

JORDEN BURT LLP
www.jordenusa.com